                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP


July 19, 1996
New York, New York